Exhibit 99.4

AQUA POWER SYSTEMS INC.

Aqua Power Systems, Inc. has adopted a Corporate Code of Ethics as a set of guidelines that outlines the values, principles, and expectations for behavior that are expected of the officers and directors of the Corporation. These Corporate Code of Ethics shall assist to establish a culture of integrity and responsibility within the organization and should serve as a reference point for decision-making and problem-solving.

Corporate Code of Ethics

1.	Act with integrity and honesty.
2.	Protect and preserve the Company's assets and resources.
3.	Comply with all applicable laws, regulations, and policies.
4.	Act in the best interests of the Company and its stakeholders.
5.	Foster a culture of transparency and open communication.
6.	Protect the Company's reputation and maintain the trust of its stakeholders.
7.	Avoid conflicts of interest and disclose any potential conflicts to the appropriate parties.
8.	Promote an inclusive work environment.
9.	Foster a culture of continuous learning and professional development.
10.	Promote ethical business practices.
11.	Hold ourselves and others accountable for actions.

/s/ Stephen W. Carnes                                                                                                      February 1, 2022

Stephen W. Carnes, President/Director

Aqua Power Systems, Inc.